    As filed with the Securities and Exchange Commission on October 18, 1999


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 14, 1999


                  Exact name of Registrant as specified
Commission        in its charter, address of principal            State of        I.R.S. Employer
File No.          executive offices, telephone number           Incorporation    Identification No.

1-8349            FLORIDA PROGRESS CORPORATION                     Florida          59-2147112
                  One Progress Plaza
                  St. Petersburg, Florida 33701
                  Telephone (727) 824-6400

1-3274            FLORIDA POWER CORPORATION                        Florida          59-0247770
                  One Progress Plaza
                  St. Petersburg, Florida 33701
                  Telephone (727) 820-5151


The address of neither registrant has changed since the last report.

This combined Form 8-K represents separate filings by Florida Progress Corporation and Florida Power Corporation. Information contained herein relating to an individual registrant is filed by that registrant on its own behalf. Florida Power makes no representations as to the information relating to Florida Progress' diversified operations.

Item 5.   Other Events

         In light of ongoing securities offerings by Florida Progress Corporation ("Florida Progress") and its subsidiaries, including Florida Power Corporation ("Florida Power") and Progress Capital Holdings, Inc., the following information is being presented pending distribution of the combined Florida Progress and Florida Power Quarterly Report on Form 10-Q for the quarter ended September 30, 1999:

         Florida Progress issued an Investor News report dated October 14, 1999 reporting third quarter 1999 earnings. A copy of the Investor News report is being filed herewith as Exhibit 99.

         In addition, Edward Moneypenny, Florida Progress' Senior Vice President and Chief Financial Officer, has indicated that he was reasonably comfortable that Florida Progress' financial results could range from $3.10 to $3.15 earnings per share for 1999 on an operating basis, or an increase of about 8.4% to 10% over 1998, excluding the impact of a one-time $.04 per share gain related to the buyout of a purchase power contract associated with a cogeneration facility. He also indicated that, assuming a base range of $3.10 to $3.15 for 1999, and assuming Florida Progress can achieve its earnings growth rate target of 5% per year, earnings per share for 2000 would be approximately $3.30.

         Florida Progress also would like to report the following additional information:

Litigation Updates

1. STATE OF OKLAHOMA, EX REL. JOHN P. CRAWFORD, INSURANCE COMMISSIONER V. MID- CONTINENT LIFE INSURANCE COMPANY, DISTRICT COURT OF OKLAHOMA COUNTY, STATE OF OKLAHOMA, CASE NO. CJ-97-2518-62

         STATE OF OKLAHOMA, EX REL, JOHN P. CRAWFORD, INSURANCE COMMISSIONER AS RECEIVER FOR MID-CONTINENT LIFE INSURANCE COMPANY V. FLORIDA PROGRESS CORPORATION, A FLORIDA CORPORATION, JACK BARRON CRITCHFIELD, GEORGE RUPPEL, THOMAS STEVEN KRZESINSKI, RICHARD KORPAN, RICHARD DONALD KELLER, JAMES LACY HARLAN, GERALD WILLIAM MCRAE, THOMAS RICHARD DLOUHY, ANDREW JOSEPH BEAL AND ROBERT TERRY STUART, JR., DISTRICT COURT OF OKLAHOMA COUNTY, STATE OF OKLAHOMA, CASE NO. CJ-97- 2518-62 (PART OF THE SAME CASE NOTED ABOVE).

         MICHAEL FARRIMOND, PAMELA S. FARRIMOND, ANGELA FRY, JOWHNA HILL, AND BARBARA HODGES, FOR THEMSELVES AND ALL OTHERS SIMILARLY SITUATED V. FLORIDA PROGRESS CORPORATION, A FLORIDA CORPORATION, JACK BARRON CRITCHFIELD, GEORGE RUPPEL, THOMAS STEVEN KRZESINSKI, RICHARD KORPAN, RICHARD DONALD KELLER, JAMES LACY HARLAN, GERALD WILLIAM MCRAE, THOMAS RICHARD DLOUHY, ANDREW JOSEPH BEAL AND ROBERT TERRY STUART, JR., DISTRICT COURT OF OKLAHOMA COUNTY, STATE OF OKLAHOMA, CASE NO. CJ-99-130-65.

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         See prior discussion of this matter in the 1998 Form 10-K, Item 3, paragraph 6; the First Quarter Form 10-Q, Part II, Item 1, paragraph 3; and the Second Quarter Form 10-Q, Part II, Item 1, paragraph 3. In the rehabilitation proceeding, in October 1999, Oklahoma Insurance Commissioner Fisher signed a Letter of Intent with Iowa-based Life Investors Insurance Company of America, a wholly owned subsidiary of AEGON USA, Inc., concerning the assumption of all policies of Mid-Continent Life Insurance Company ("MCL"). Pursuant to a second Letter of Intent between the Commissioner and Florida Progress, Florida Progress would assign all of MCL's stock to the receiver, and contribute $10 million to help offset future premium rate increases or coverage reductions. The $10 million would be held in escrow and invested for the benefit of the policyholders, and is expected to yield approximately $20 million. Any proposed premium increases would be offset by this fund until it is exhausted. The receiver in turn would seek to obtain court approval to release Florida Progress from the receivership court and the dismissal with prejudice of currently pending litigation by policyholders, and would cooperate in obtaining the dismissal of any other currently pending or future litigation. The MCL plan is scheduled to be considered by the Oklahoma County District Court in December 1999.

         In the related Farrimond case, the Defendants' motion to dismiss was granted on October 12, 1999.

2.       LISA FRUCHTER, ON BEHALF OF HERSELF AND ALL OTHERS SIMILARLY SITUATED
         V. FLORIDA PROGRESS CORPORATION; RICHARD KORPAN; CLARENCE V. MCKEE; RICHARD A. NUNIS; JEAN GILES WITTNER; MICHAEL P. GRANEY; JOAN D. RUFFIER; ROBERT T. STUART, JR.; W.D. FREDERICK; AND VINCENT J. NAIMOLI. CIRCUIT COURT OF THE 6TH JUDICIAL CIRCUIT IN AND FOR PINELLAS COUNTY, FLORIDA. CASE NO. 99-6167CI-20

         In August 1999, Florida Progress announced that it entered into an Agreement and Plan of Exchange with Carolina Power & Light Company ("CP&L") and CP&L Holdings, Inc., a wholly owned subsidiary of CP&L ("Holdco"). Under the terms of the Agreement, all of the outstanding shares of common stock of Florida Progress would be acquired by Holdco in a statutory share exchange. On September 27, 1999, Florida Progress and its directors were served with the above-referenced lawsuit, that was filed on September 14, 1999, seeking class action status and injunctive relief (1) declaring that the Agreement and Plan of Exchange was entered into in breach of the fiduciary duties of the Florida Progress board of directors, (2) enjoining Florida Progress from proceeding with the share exchange, (3) rescinding the Agreement and Plan of Exchange, (4) enjoining any other business combination until an auction is conducted to obtain the highest price possible for Florida Progress, (5) directing the Florida Progress board of directors to commence such an auction, and (6) awarding the class appropriate damages. The complaint also seeks an award of costs and attorneys' fees. Florida Progress believes this suit is without merit, and intends to vigorously defend against this action.





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



A caution about forward looking statements

         This report contains certain forward looking statements, including projections regarding Florida Progress' earnings per share and the yield on amounts to be escrowed for the benefit of MCL policyholders. These statements, and any other statements contained herein that are not historical facts, are forward-looking statements that are based on a series of projections and estimates regarding the economy, the electric utility business and Florida Progress' other businesses in general. Key factors that have a direct impact on the ability to attain these projections include escrow investment results, continued annual growth in customers, successful cost containment efforts and the efficient operation of Florida Power's existing and future generating units. If these projections and estimates regarding the economy, the electric utility business and other factors differ materially from what actually occurs, or if various legal or regulatory proceedings have unfavorable outcomes, then actual results could vary significantly from the performance projected in the forward-looking statements.


Item 7.  Financial Statements and Exhibits

         (c)  Exhibits:

Exhibit Number (by
reference to Item 601
of Regulation S-K)         Description of Exhibit
99                         Florida Progress Corporation Investor News report
                           dated October 14, 1999.
















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




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FLORIDA PROGRESS CORPORATION

                                          FLORIDA POWER CORPORATION


                                          By: /s/ Pamela A. Saari
                                             --------------------------------
                                          Pamela A. Saari
                                          Treasurer of each Registrant



Date: October 14, 1999



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                                  EXHIBIT INDEX



Exhibit No.       Description of Exhibit

99                Florida Progress Corporation Investor News report dated
                  October 14, 1999.






























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